Exhibit 99.1

NEWS R E L E A S E

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Estimate of Results for Fourth

Quarter and Year Ended December 31, 2015 in connection with Financing Discussions

MECHANICSBURG, PENNSYLVANIA - - February 17, 2016 - - In connection with discussions with its senior lenders regarding a proposed senior secured incremental term facility under its existing credit facility, Select Medical Holdings Corporation (“Select Medical”) (NYSE: SEM), today announced an estimate of certain results for its fourth quarter and year ended December 31, 2015 in advance of the announcement of actual results, which is expected to occur after market close on February 25, 2016.

Select Medical expects its net operating revenue for the fourth quarter to be approximately $1,039 million. Select Medical expects its net income before interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, Concentra acquisition costs, equity in earnings (losses) of unconsolidated subsidiaries, and gain on sale of equity investment (“Adjusted EBITDA”) for the fourth quarter to be approximately $101 million. Select Medical expects its income per common share for the fourth quarter to be approximately $0.22 on a fully diluted basis. Select Medical expects its net operating revenue for the full year to be approximately $3,743 million. Select Medical expects its Adjusted EBITDA for the full year be approximately $399 million. Select Medical expects its income per common share for the full year to be approximately $0.99 on a fully diluted basis. As of December 31, 2015, Select Medical expects approximately $14.4 million of cash and $2,424 million of indebtedness on its Balance Sheet. The above expectations regarding Select Medical’s results for the fourth quarter and full year are preliminary management estimates and projections based on currently available information, and are subject to change upon completion of Select Medical’s financial statement closing process and audit of full year results.

Business Outlook

Select Medical reaffirms the guidance it provided in its January 11, 2016 press release.  Select Medical expects consolidated net operating revenues for the full year 2016 to be in the range of $4.0 billion to $4.2 billion.  Select Medical expects Adjusted EBITDA for the full year 2016 to be in the range of $470 million to $510 million.  Select Medical expects fully diluted income per common share for the full year 2016 to be in the range of $0.72 to $0.91.  Select Medical assumed a 40.0% effective tax rate when preparing the above business outlook for 2016.  The business outlook does not take into consideration the pending acquisition of Physiotherapy Associates Holdings, Inc. previously announced on January 25, 2016.

Conference Call

Select Medical will host a conference call regarding its fourth quarter and full year results and its business outlook on Friday, February 26, 2016, at 9:00am EST. The domestic dial-in number for the call is 1-877-703-6105. The international dial-in number is 1-857-244-7304. The passcode for the call is 67220955. The conference call will be webcast simultaneously and can be accessed at Select Medical Holdings Corporation’s website, www.selectmedicalholdings.com.

For those unable to participate in the conference call, a replay will be available until 11:59pm EST, March 4, 2016. The replay number is 1-888-286-8010 (domestic) or 1-617-801-6888 (international). The passcode for the replay will be 63449153. The replay can also be accessed at Select Medical Holdings Corporation’s website, www.selectmedicalholdings.com.

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Select Medical began operations in 1997 and has grown to be one of the largest operators of specialty hospitals and outpatient rehabilitation clinics in the United States based on number of facilities.  As of December 31, 2015, Select Medical operated 109 long term acute care hospitals and 18 acute medical rehabilitation hospitals in 28 states, and 1,038 outpatient rehabilitation clinics in 31 states and the District of Columbia.  Select Medical’s subsidiary, Concentra, provides occupational health, consumer health, physical therapy, and veteran’s healthcare services throughout the United States.  As of December 31, 2015, Concentra operated 300 centers in 38 states.  Concentra also provides contract services at employer worksites and Department of Veterans Affairs community-based outpatient clinics.  Select’s contract therapy business provides medical rehabilitation services on a contracted basis to nursing homes, hospitals, assisted living and senior care centers, schools, and work sites.  As of December 31, 2015, Select Medical had operations in 46 states and the District of Columbia.  Information about Select Medical is available at www.selectmedical.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•                     changes in government reimbursement for our services due to the implementation of healthcare reform legislation, deficit reduction measures, and/or new payment policies (including, for example, the expiration of the moratorium limiting the full application of the 25 Percent Rule that would reduce our Medicare payments for those patients admitted to a long term acute care hospital from a referring hospital in excess of an applicable percentage admissions threshold) may result in a reduction in net operating revenues, an increase in costs and a reduction in profitability;

•                     the impact of the Bipartisan Budget Act of 2013, which establishes new payment limits for Medicare patients who do not meet specified criteria, may result in a reduction in net operating revenues and profitability of our long term acute care hospitals;

•                     the failure of our specialty hospitals to maintain their Medicare certifications may cause our net operating revenues and profitability to decline;

•                     the failure of our facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our net operating revenues and profitability to decline;

•                     a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•                     acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•                  our plans and expectations related to the Concentra acquisition, including expectations regarding the expected capital expenditures related to the acquisition, and our ability to realize anticipated synergies;

•                     private third-party payors for our services may undertake future cost containment initiatives that could limit our future net operating revenues and profitability;

•                     the failure to maintain established relationships with the physicians in the areas we serve could reduce our net operating revenues and profitability;

•                     shortages in qualified nurses, therapists, physicians, or other licensed providers could increase our operating costs significantly or limit our ability to staff our facilities;

•                     competition may limit our ability to grow and result in a decrease in our net operating revenues and profitability;

•                     the loss of key members of our management team could significantly disrupt our operations;

•                     the effect of claims asserted against us could subject us to substantial uninsured liabilities; and

•                     other factors discussed from time to time in our filings with the Securities and Exchange Commission, including factors under the heading “Risk Factors” in our quarterly report on Form 10-Q and in our annual report on Form 10-K.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation